EXHIBIT (i)(2)



                               CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 95 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 33-572) of my opinion dated July 16, 2003, which was filed as Exhibit (i) to Post-Effective Amendment No. 92.


                                /s/ Maureen A. Gemma
                                Maureen A. Gemma, Esq.


January 26, 2004
Boston, Massachusetts